                                 AMENDMENT NO. 5
                                       TO
                            MASTER DISTRIBUTION PLAN

      The Master Distribution Plan (the "Plan"), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds, a Delaware business trust, is hereby amended as follows:

WHEREAS, the parties desire to amend the Plan to rename each INVESCO Fund by replacing "INVESCO VIF - " with "AIM V.I." and further to change the name of INVESCO VIF - Core Equity Fund to AIM V.I. Core Stock Fund;

NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

                               (SERIES II SHARES)

                               (DISTRIBUTION FEE)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                         DISTRIBUTION
        PORTFOLIO:                           FEE:
        ----------                           ----
AIM V.I. Aggressive Growth Fund              0.25%
AIM V.I. Balanced Fund                       0.25%
AIM V.I. Basic Value Fund                    0.25%
AIM V.I. Blue Chip Fund                      0.25%
AIM V.I. Capital Appreciation Fund           0.25%
AIM V.I. Capital Development Fund            0.25%
AIM V.I. Core Equity Fund                    0.25%
AIM V.I. Core Stock Fund                     0.25%
AIM V.I. Dent Demographic Trends Fund        0.25%
AIM V.I. Diversified Income Fund             0.25%
AIM V.I. Dynamics Fund                       0.25%
AIM V.I. Financial Services Fund             0.25%
AIM V.I. Government Securities Fund          0.25%
AIM V.I. Growth Fund                         0.25%
AIM V.I. Health Sciences Fund                0.25%
AIM V.I. High Yield Fund                     0.25%
AIM V.I. International Growth Fund           0.25%
AIM V.I. Large Cap Growth Fund               0.25%
AIM V.I. Leisure Fund                        0.25%
AIM V.I. Mid Cap Core Equity Fund            0.25%
AIM V.I. Money Market Fund                   0.25%
AIM V.I. Premier Equity Fund                 0.25%

                                         DISTRIBUTION
        PORTFOLIO:                           FEE:
AIM V.I. Real Estate Fund                    0.25%
AIM V.I. Small Cap Equity Fund               0.25%
AIM V.I. Small Company Growth Fund           0.25%
AIM V.I. Technology Fund                     0.25%
AIM V.I. Total Return Fund                   0.25%
AIM V.I. Utilities Fund                      0.25%"

      All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: October 15, 2004

                                             AIM VARIABLE INSURANCE FUNDS
                                             (on behalf of its Series II Shares)

Attest: /s/ Lisa Moss                        By: /s/ Robert H. Graham
        ---------------------------              ------------------------------
            Assistant Secretary                      President